Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-205481 on Post-Effective Amendment No.1 to Form S-8 of The Kraft Heinz Company of our report dated June 25, 2018 appearing in this Annual Report on Form 11-K of Kraft Heinz Union Savings Plan for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 25, 2018